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                                                                Exhibit 23(i)









               Consent of Independent Certified Public Accountants

We have issued our report dated January 24, 2001 accompanying the consolidated financial statements of RAIT Investment Trust (formerly Resource Asset Investment Trust) and subsidiaries for the year ended December 31, 2000 and for each of the three years in the period ended December 31, 2000, which is included in this Amendment No. 1 of the Registration Statement (File No. 55518). Additionally, we have issued our report dated January 24, 2000 accompanying the consolidated financial statements of RAIT Investment Trust and Subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1999 which are incorporated by reference in this Amendment No. 1 of the Registration Statement (File No. 55518). We consent to the inclusion and/or the incorporation by reference of the aforementioned reports in this Registration Statement and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 1, 2001